UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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BCO HYDROCARBON LTD.
(Name of Registrant as Specified in its Charter)

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BCO HYDROCARBON LTD.
2326 Teller Road
Newbury Park, California 91320

INFORMATION STATEMENT

September XX, 2010
GENERAL

This Information Statement is first being mailed on or about September XX, 2010 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of BCO Hydrocarbon Ltd., a Nevada corporation (the “Company”), as of the close of business on September XX, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated September 1, 2010 (the “Written Consent”), of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company, as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “the Company”, “we”, “us”, or “our” are references to BCO Hydrocarbon Ltd. The Written Consent authorized an amendment to our Articles of Incorporation (the “Amendment”) to change our name to Sauer Energy, Inc. A copy of the substantive text of the Amendment is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders. We will pay the cost of preparing, printing and distributing this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Dieter Sauer, Jr.
Dieter Sauer, Jr.
Chief Executive Officer

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders. On September XX, 2010 (the “Record Date”), the Company had 71,500,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share. On August 6, 2010, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our stockholders approve the Amendment substantially as set forth in Appendix A. Our Board of Directors has determined that the change of our name to Sauer Energy, Inc. is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on July 28, 2010. On September 1, 2010, Dieter Sauer, Jr., being the record holder of 39,812,500 shares of our Common Stock, constituting 55.7% of our issued and outstanding Common Stock, the sole class of our voting securities, consented in writing to the Amendment. Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act. As the actions taken by the majority stockholder were by written consent, there will be no security holders meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders. We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 650,000,000 shares of Common Stock, par value $0.0001 per share. Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors. As the close of business on the Record Date, we had a total of 71,500,000 shares of Common Stock outstanding.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation state that the name of the Company is BCO Hydrocarbon Ltd.  On September 1, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to Sauer Energy, Inc.  Our majority shareholder Dieter Sauer, Jr. approved the Amendment pursuant to a Written Consent dated September 1, 2010. The substantive text of the proposed Amendment is attached hereto as Appendix A. The Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date. The change of our name to Sauer Energy, Inc. is in the best interests of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on July 28, 2010.

DISSENTERS RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenters rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 2, 2010 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 2326 Teller Road, Newbury Park, California 91320. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of September 2, 2010 based upon 71,500,000 shares of common stock outstanding.

NAME and ADDRESS OF BENEFICIAL OWNER	OFFICE	AMOUNT and NATURE of BENEFICIAL OWNER	PERCENT OF CLASS (1)
Dieter Sauer, Jr.	Director, CEO, President	39,812,500 common shares held directly	55.7%
Ana Sauer	Secretary	0	0%
All Officers and Directors as a group (2 Persons)		39,812,500 common shares	55.7%

Dieter Sauer, Jr. and Ana Sauer are husband and wife.

The Company does not have any change of control or retirement arrangements with its executive officers.

CHANGE OF CONTROL

On June 24, 2010, the Company, Malcolm Albery, its then president and sole director (“MA”) and Dieter Sauer, Jr. (“DS”) entered into an Agreement and Plan of Reorganization, dated as of June 23, 2010 (the “Agreement”) which provides: (a) for the purchase by DS of all of the 39,812,500 shares of the Company owned by MA to DS for $55,200.00; (b) the contribution by DS of all of the shares of Sauer Energy, Inc., a California corporation (“SEI”) to the Company; (c) the assignment of certain patent rights related to wind turbine technology held by DS to the Company; and (d) the election of DS to the Company’s board of directors.  The consummation of the transactions contemplated by the Agreement was subject to the parties’ due diligence and certain legal conditions.

SEI is a development stage company engaged in the design and manufacture of vertical axis wind turbine (VAWT) systems.  Management believes that SEI’s innovative design and utility makes it highly efficient and cost effective to own and operate.  These VWATs will be designed to be sold as a kit to be mounted on a typical house or small building.  Upon the consummation of the transactions contemplated by the Agreement, the Company became engaged in the business of SEI, but the Company will require substantial additional capital to complete the development stage.  Management can give no assurance that any additional capital will be raised or that SEI’s VAWT’s will be successfully marketed or that, if marketed, they can be marketed profitably.   The Company does not have any commitments to raise additional capital.

The closing under the Agreement occurred July 25, 2010 and Dieter Sauer became a director and CEO.  Mr. Albery has resigned from the Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SECs Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site, www.sec.gov that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

APPENDIX A

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 After Issuance of Stock)

1. Name of corporation:  BCO HYDROCARBON LTD.

2. The articles have been amended as follows:

Article 1. of the corporation’s Articles of Incorporation is amended to read in its entirety as follows:

“Article 1. Name of Corporation: SAUER ENERGY, INC.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 55.7%

Signature of Officer